UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2024

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 457-1978

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2024, the Board of Directors (the “Board”) of Structure Therapeutics Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Angus Russell to the Board, effective August 26, 2024. Mr. Russell will serve as a Class I director, with an initial term expiring at the Company’s 2027 Annual Meeting of Shareholders, and as a member of the Audit Committee of the Board (the “Audit Committee”). The Board has determined that Mr. Russell is an independent director under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and meets the additional independence and financial literacy eligibility requirements for audit committee members pursuant to Nasdaq Rule 5605(c)(2) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Upon Mr. Russell’s appointment to the Audit Committee, Ted Love, M.D. transitioned off the Audit Committee.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”), Mr. Russell was granted an initial share option to purchase 75,000 of the Company’s ordinary shares (equivalent to 25,000 ADSs), in connection with his appointment to the Board, which will vest in 36 equal monthly installments measured from the date of grant, subject to Mr. Russell’s continuous service as of each such date. In addition, in accordance with the Compensation Policy, Mr. Russell will also receive annual cash retainers of $45,000 for his Board service and $10,000 for his service as a member of the Audit Committee, both of which will be pro-rated for 2024.

Mr. Russell has entered into the Company’s standard form of indemnification agreement which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-269200) filed with the Securities and Exchange Commission on January 12, 2023. There were no arrangements or understandings between Mr. Russell and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Russell and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Structure Therapeutics Inc.

Date: August 27, 2024	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer